EXHIBIT 10.14

NB&T FINANCIAL GROUP, INC.

AMENDED AND RESTATED 2006 EQUITY PLAN AWARD AGREEMENT (Directors’ Nonqualified Stock Option)

NB&T Financial Group, Inc., an Ohio corporation (the “Company”), hereby grants an option (this “Option”) to purchase its common shares, without par value (the “Shares”), to the Optionee named below. The terms and conditions of this Option are set forth in this Agreement (which includes this cover sheet), in the NB&T Financial Group, Inc. Amended and Restated 2006 Equity Plan (the “Plan”) and in the Plan prospectus. Copies of the Plan and the Plan prospectus are attached. A copy of this Award Agreement must be signed and returned to the President or the Chief Financial Officer of the Company at its executive offices within 60 days of the Option Grant Date or the Option will be deemed forfeited.

Option Grant Date:

Name of Optionee:

Number of Shares Covered by Option:

Exercise Price per Share: $            , which is intended to be not less than 100% of the Fair Market Value of the Shares on the Option Grant Date.

Vesting Schedule: Subject to all of the terms and conditions set forth in this Agreement and the Plan, your right to purchase Shares under this Option shall vest as follows:

Number of Full Years Beginning After Grant Date	Cumulative Percentage Vested
Less than 1	0 percent
1 but fewer than 2	33 1/3 percent
2 but fewer than 3	66 2/3 percent
3 or more	100 percent

Option Term: Ten years

By signing the cover sheet of this Agreement, the undersigned agree to all of the terms and conditions described in this Agreement and in the Plan.

Optionee:
Signature

Typed or printed name

Company:	By
Signature

Typed or printed name

Its

The Plan and Other Agreements

The text of the Plan, as it may be amended from time to time, is incorporated in this Agreement by reference. This Agreement (which includes the cover sheet) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Certain capitalized terms used in this Agreement are defined in the Plan. You are strongly urged to read the Plan and the Plan prospectus in their entirety.

Nonqualified Stock Option

This Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code and shall be interpreted accordingly.

Vesting

This Option may be exercised according to the schedule set forth on the cover sheet.

Term

This Option shall expire in any event at the close of business at the Company’s executive offices on the day before the ten-year anniversary of the Option Grant Date, as shown on the cover sheet. This Option will expire earlier if your service as a Director (“Service”) Terminates, as described below.

Termination due to Death or Disability

If your Service Terminates because of your death or Disability, this Option will expire at the close of business at the Company’s executive offices on the earlier of the expiration date specified in this Award Agreement or one year after the date of death or Disability.

Termination for Cause

If your Service is Terminated, or is deemed to have been Terminated, for Cause, this Option will immediately expire, and all unexercised rights to purchase Shares under this Agreement, whether or not then exercisable, will be forfeited.

Termination for Any Other Reason

If your Service Terminates for any reason other than because of your death of Disability or because you were Terminated for Cause, this Option may be exercised to the extent it is exercisable at the date of Termination at any time before the earlier of (1) the expiration date specified in this Agreement or (2) 90 days after the Termination date. To the extent this Option is not exercisable as of the date of Termination, the right to purchase Shares under this Option shall be forfeited.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by delivering an appropriate “Notice of Exercise” to the Committee, in care of either the President or the Chief Financial Officer of the Company at the Company’s executive offices. A copy of such Notice of Exercise is attached to this Agreement. Your notice must specify how many Shares you wish to purchase (which must be a whole number of Shares) and how your Shares should be registered (in our name only, or in your and your spouse’s names as joint tenants or as joint tenants with right of survivorship). Your notice will be effective when it is received by the Company at the Company’s executive offices. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the Exercise Price per Share for the Shares you are purchasing. Payment may be made in cash, a cashier’s check or a money order, or you may exercise this Option by tendering Shares you already have owned for at least six months and that have a Fair Market Value on the exercise date equal to the Exercise Price per Share for the Shares you are purchasing. You are urged to read carefully the taxation discussion in the Plan prospectus before exercising your Option.

Withholding Taxes

You will not be allowed to exercise this Option unless you make arrangements acceptable to the Committee to pay any withholding or other taxes that may be due as a result of the exercise of this Option or the sale of Shares acquired under this Option.

Restrictions on Exercise and Resale

By signing this Agreement, you agree not to exercise this Option or sell any Shares acquired under this Option at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise, sale or issuance of Shares. The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Committee determines, in its sole discretion, that such limitation on exercise could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any issuance of securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any state securities laws for the issuance or transfer of any securities. Such limitation on exercise shall not alter the Vesting Schedule set forth on the cover page other than to limit the periods during which this Option shall be exercisable.

Transfer of Option

Except as provided in the Beneficiary Designation section above, this Option may not be transferred except by will or the laws of descent and distribution and, during your lifetime, may be exercised only by you or your guardian or legal representative.

Beneficiary Designation

You may name a Beneficiary or Beneficiaries to receive or to exercise this Option at your death, to the extent this Option is so exercisable as set forth elsewhere in this Agreement and the Plan. Such a designation may be done only on the attached Beneficiary Designation Form and by following the rules in that Form. The Beneficiary Designation Form need not be completed now and is not required as a condition of receiving your Option. If you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

No Rights to Continue as Director

Neither this Option nor this Agreement gives you the right to continue as a Company Director or to be nominated by the Board of Directors of the Company to continue as a Company Director.

No Shareholder Rights

Neither you, nor your estate or heirs, shall have any rights as a shareholder of the Company with respect to the Shares underlying this Option until this Option has been exercised and a certificate for the Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Shares is issued, except as described in the Plan.

Adjustments

The Committee may adjust the number of Shares covered by this Option and the Exercise Price per Share under certain circumstances as provided in the Plan. Notwithstanding anything to the contrary contained in this Agreement, upon a Change in Control, this Option (and the vesting thereof) shall be subject to the provisions of Article 10.00 of the Plan. The Committee also retains the right to amend the Plan and this Agreement without any additional consideration to you to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or this Agreement (or both) before those amendments.

NB&T FINANCIAL GROUP, INC.

AMENDED AND RESTATED

2006 EQUITY PLAN

NONQUALIFIED STOCK OPTION NOTICE OF EXERCISE

OPTIONEE

By completing this Notice of Exercise and returning it to the Company at the address given below, I elect to exercise the Nonqualified Stock Option described below:

Affected Nonqualified Stock Option: This Notice of Exercise relates to the following Nonqualified Stock Option (“NSO”) (fill in the blanks):

Grant Date:

Number of Shares Being Purchased:

Exercise Price: The Exercise Price due is $

Note: This amount must be the product of the Exercise Price per Share for the NSO being exercised multiplied by the number of Shares with respect to which you are exercising the NSO.

Payment of Exercise Price: I have decided to pay the Exercise Price and any related taxes by (check one):

Note: These methods are described in the Award Agreement.

Cash, cashier’s check or money order

Surrender of Shares owned by me for at least six months

Combination of cash and surrender of Shares

Note: If you elect to pay the Exercise Price and any related taxes through surrendered Shares or a combination of cash and surrendered Shares, you should contact the President or the Chief Financial Officer at the address given below to be sure you understand how to surrender your Shares and the number of Shares that must be surrendered.

For additional copies of this Notice of Exercise or for additional information, contact the President or the Chief Financial Officer of the Company at the address set forth below or call either of such officers at 937-382-1441.

You must complete a separate Notice of Exercise for each exercise of an NSO granted under each Award Agreement. For example, if you are purchasing Shares under an NSO awarded on April 26, 2006, and you are purchasing Shares under an NSO awarded on April 27, 2007, you must complete and submit two separate Notices of Exercise, one for each NSO being exercised.

ACKNOWLEDGMENT OF EFFECT OF EXERCISE

By signing below, I acknowledge and agree that:

•

I fully understand the effect (including the investment effect) of exercising my NSO and buying common shares of the Company and understand that there is no guarantee that the value of these Shares will appreciate or will not depreciate;

•

This Notice of Exercise will have no effect if it is not returned to the Company at the address given below before the Expiration Date specified in the Award Agreement under which this NSO was granted; and

•	The Shares I am buying by completing and returning this Notice of Exercise will be issued to me as soon as administratively practicable.

OPTIONEE:

Date signed:
(Signature)

(Typed or printed name)

A signed copy of this Nonqualified Stock Option Notice of Exercise must be received at the following address no later than the Expiration Date:

President or Chief Financial Officer

NB&T Financial Group, Inc.

48 N. South Street

Wilmington, OH 45177

ACKNOWLEDGMENT OF RECEIPT

A signed copy of this Nonqualified Stock Option Notice of Exercise was received on:

Optionee:

Has effectively exercised the NSO described in this Notice of Exercise; or

Has not effectively exercised the NSO described in this Notice of Exercise because:

describe the deficiency

NB&T Financial Group, Inc.

By:		Date:
(Signature)

(Typed or printed name)

Note: Keep a copy of this Notice of Exercise as part of the Plan’s permanent records.

NB&T FINANCIAL GROUP, INC.

AMENDED AND RESTATED

2006 EQUITY PLAN

BENEFICIARY DESIGNATION FORM

RELATING TO NONQUALIFIED STOCK OPTION GRANTED TO

Name of Optionee

Date of Award

Instructions for Completing This Beneficiary Designation Form

You may use this Beneficiary Designation Form to (1) name the person you want to receive any amount due under the NB&T Financial Group, Inc. 2006 Equity Plan after your death or (2) change the person who will receive these benefits.

There are several things you should know before you complete this Beneficiary Designation Form:

First, if you do not elect another beneficiary, any amount due to you under the Plan when you die will be paid to your surviving spouse or, if you have no surviving spouse, to your estate.

Second, your election will not be effective (and will not be implemented) unless you complete all applicable portions of this Beneficiary Designation Form and return it to the Vice President of Human Resources of The National Bank and Trust Company at the address given below.

Third, all elections will remain in effect until they are changed (or until all death benefits are paid).

Fourth, if you designate your spouse as your beneficiary but are subsequently divorced from that person (or your marriage is annulled), your beneficiary designation will be revoked automatically.

Fifth, if you have any questions about this Beneficiary Designation Form or if you need additional copies of this form, please contact the Vice President of Human Resources of The National Bank and Trust Company at the address given below.

Designation of Beneficiary

Primary Beneficiary

I designate the following person(s) as my Primary Beneficiary or Beneficiaries to receive any amount due after my death under the terms of the Award Agreement described at the top of this Beneficiary Designation Form. This benefit will be paid, in the proportion specified, to:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

Contingent Beneficiary

If any one or more of my Primary Beneficiaries dies before I die, I direct that any amount due after my death under the terms of the Award described at the top of this Beneficiary Designation Form:

Be paid to my other named Primary Beneficiaries in proportion to the allocation given above
(ignoring the interest allocated to the deceased Primary Beneficiary); or

Be distributed among the following Contingent Beneficiaries:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

% to
	(Name)	(Relationship)

Address:

Elections made on this Beneficiary Designation Form will be effective only after this Form is received by the Vice President of Human Resources of The National Bank and Trust Company and only if it is fully and properly completed and signed.

(Name of Optionee)

Date of Birth:

Address:

Date	Signature

Return this signed Beneficiary Designation Form to the Vice President of Human Resources at the following address:

Vice President of Human Resources

The National Bank and Trust Company

48 N. South Street

Wilmington, Ohio 45177

Received on:

By: